UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2007

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On April 16, 2007, as previously reported a purported shareholder class action lawsuit, captioned, Advantage Investors v. John T. Ferris et. al., Case No. K07000935, was filed in the Michigan Circuit Court of the County of St. Clair, against SEMCO Energy, Inc. (“SEMCO Energy”), each of its directors and Cap Rock Holding Corporation. On May 15, 2007, SEMCO Energy and the other parties to the lawsuit entered into a Memorandum of Understanding (the “MOU”), effective as of May 11, 2007, which provides for settlement of the lawsuit. Among other things, the terms of the settlement set forth in the MOU remain subject to court approval.

In exchange for dismissal of the lawsuit with prejudice, SEMCO Energy agreed under the terms of the MOU to make certain additional disclosures to its shareholders. Those additional disclosures are contained in the definitive proxy statement filed by SEMCO Energy with the Securities and Exchange Commission on May 9, 2007 and distributed to shareholders in connection with the special meeting of shareholders to be held on June 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Date: May 16, 2007	By:	/s/ Peter F. Clark

Peter F. Clark Senior Vice President and General Counsel